UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  August 6, 2007

ACME PACKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33041	04-3526641
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 Third Avenue

Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(781) 328-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On August 6, 2007, Mr. Andrew D. Ory, President, Chief Executive Officer, and Co-Founder; Patrick J. MeLampy, Chief Technical Officer and Co-Founder; and Robert G. Ory, Assistant Treasurer;  notified Acme Packet, Inc. (the “Company”) that they had each terminated trading plans previously adopted by them pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934 and in accordance with the Company’s insider trading plan which permits the adoption, amendment or modification of such trading plans after two full trading days have lapsed after the Company’s release of its quarterly earnings. On August 6, 2007, the Company also received a notice of termination regarding the trading plans for Linda Hammett Ory, Mr. Andrew D. Ory’s spouse; Ms. Majorie Ory, Mr. Robert G. Ory’s spouse; and the Ory Family Trust and the MeLampy-Lawrence Family Trust, each which had been established for the further benefit of the children of the Company’s co-founders.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 6, 2007

Acme Packet, Inc.

By:	/s/ Keith Seidman
Name: Keith Seidman
Title: Chief Financial Officer